Exhibit 99.1

ESSA Bancorp, Inc. Announces Authorization of Stock Repurchase Program

STROUDSBURG, PA / ACCESSWIRE / August 25, 2020 / ESSA Bancorp, Inc. (the “Company”) (NASDAQ: ESSA), the holding company for ESSA Bank & Trust, a $2.0 billion asset institution providing full service commercial and retail banking, financial and investment services in eastern Pennsylvania, today announced that its Board of Directors has approved a stock repurchase program for up to 500,000 shares of its common stock. The Company may repurchase the shares from time to time through open market purchases, privately negotiated stock transactions or in any other manner that is compliant with applicable securities laws. The buyback program announced by the Company in July 2019 was fully completed on August 24, 2020.

The stock repurchase program does not obligate the Company to purchase shares. There is no guarantee as to the exact number of shares that will be repurchased by the Company pursuant to this program, which is subject to market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate.

About the Company ESSA Bancorp, Inc. is the holding company for its wholly owned subsidiary, ESSA Bank & Trust which was formed in 1916. Headquartered in Stroudsburg, Pennsylvania, the Company has total assets of $2.0 billion and has 22 community offices throughout the Greater Pocono, Lehigh Valley, Scranton/Wilkes-Barre and suburban Philadelphia markets in Pennsylvania. ESSA Bank & Trust offers a full range of commercial and retail financial services, asset management and trust services, investment services through Ameriprise Financial Institutions Group and insurance benefit services through ESSA Advisory Services, LLC. ESSA Bancorp, Inc. stock trades on the NASDAQ Global MarketSM under the symbol “ESSA.”

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets, the availability of and costs associated with sources of liquidity and the effects of any pandemic, including COVID-19, and those risk factors described in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports filed on Form 10-Q.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Corporate Center: 200 Palmer Street PO Box L Stroudsburg, PA 18360-0160 570-421-0531 Fax: 570-421-7158